                                                                   EXHIBIT 8.1

                    [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                  January 20, 2006

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

      We  have  advised   Residential  Asset  Mortgage  Products,   Inc.  (the
"Registrant")  with  respect to  certain  federal  income  tax  aspects of the issuance of notes and certificates,  issuable in series under the Registration
Statement on Form S-3, to be filed by the  Registrant  with the Securities and
Exchange  Commission on January 20, 2006 (the  "Registration  Statement").  As
to some of the note and  certificates  (the  "REMIC  Securities")  an election will be made to treat those securities as "regular" or "residual"  interest in a Real Estate Mortgage  Investment  Conduit (a "REMIC") for federal income tax purposes,  and as to  certain  of the notes  (the  "Non-REMIC  Notes") no such election  will  be  made.  REMIC  Securities  for  which  a  regular  interest election  will be made are referred to herein as "REMIC  Regular  Securities."
REMIC  Securities  for which a  residual  interest  election  will be made are referred  to herein as "REMIC  Residual  Securities."  Capitalized  terms used but not  defined  herein  have  the  meanings  specified  in the  Registration
Statement.

      We have  examined such  instruments,  documents and records as we deemed relevant and  necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents and the genuineness of all signatures;  (b) the conformity to the  originals of all documents  submitted to us as copies;  (c) the truth, accuracy and completeness of the information,  representations  and warranties contained in the records,  documents,  instruments  and  certificates  we have reviewed;  (d)  the  legal  capacity  of all  natural  persons;  and  (e)  the authenticity  of oral or  written  statements  and  representations  of public officials, officers and other representatives of the Registrant and others.

      Based  on  such  examinations,  as to each  series  of  Non-REMIC  Notes offered pursuant to this Registration  Statement for which we serve as counsel to the Registrant,  assuming (i) compliance with all provisions of the related indenture and servicing agreement,  (ii) the representations and warranties of the Sellers,  Master Servicer and Depositor set forth in the related indenture and servicing agreement are true and (iii) there is continued  compliance with applicable  provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable  Treasury  regulations issued thereunder,  we are of the of the  opinion  that,  , for  federal  income  tax  purposes  (1)  the
Non-REMIC  Notes will be treated as  indebtedness  and (2) the issuing entity, as created under the related owner trust agreement,  will not be characterized as an  association  or  publicly  traded  partnership  within  the  meaning of
Section 7704 of the Code  taxable as a  corporation  or as a taxable  mortgage pool within the meaning of Section 7701(i) of the Code.  .

      Based  on such  examinations,  as to each  series  of  REMIC  Securities offered pursuant to this Registration  Statement for which we serve as counsel to the Registrant,  assuming (i) compliance with all provisions of the related pooling and servicing  agreement,  (ii) the  representations and warranties of the Sellers,  Master  Servicer and Depositor set forth in the related  pooling and servicing  agreement are true,  (iii) there is continued  compliance  with applicable  provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable  Treasury  regulations issued thereunder and (iv)
a REMIC  election is made timely in the required  form, for federal income tax purposes,  we are of the opinion that each related trust,  or each  applicable group of  assets  held by the  related  trust as to  which an  election  to be treated  as a REMIC  will be  made,  will  qualify  as a REMIC  and the  REMIC
Securities  will  be  considered  to  evidence   ownership  of  REMIC  regular
interests  or REMIC  residual  interests  in one of those  REMICs  within  the meaning of the REMIC Provisions.

      We are further of the opinion that,  although the  discussion  set forth in the  succeeding  paragraphs  concerning  the United States  federal  income taxation of Non-REMIC  Notes and of pools of assets for which a REMIC election is made and the  regular  and  residual  interests  in such  pools  of  assets generally (i) does not purport to set forth any opinion of counsel  concerning any other  particular  federal income tax matter,  (ii) is directed  solely to securityholders  that hold the securities as capital assets within the meaning of Section  1221 of the  Internal  Revenue  Code,  (iii)  does not  purport to discuss  all  federal  income  tax  consequences  that  may be  applicable  to particular  individual  circumstances,  including  those of  banks,  insurance companies, foreign investors, tax-exempt organizations,  dealers in securities or currencies,  mutual funds, real estate  investment  trusts, S corporations, estates  and trusts,  securityholders  that hold the  securities  as part of a hedge,  straddle,  integrated or conversion  transaction,  or  securityholders whose  functional  currency  is not the United  States  dollar,  (iv) does not address  alternative  minimum  tax  consequences  and (v) does not address the indirect effects on the holders of equity interests in a securityholder,  with respect  to  those  matter  that it does  address,  to the  extent  that  they constitute  matters of law or legal  conclusions,  that discussion  provides a fair and accurate  summary of the United  States  federal  income  taxation of
Non-REMIC  Notes and of pools of assets  for  which a REMIC  election  is made and  the regular and residual interests therein as of the date hereof.

Classification of REMICs

      If an entity  electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the  Internal  Revenue  Code for that status  during any taxable year,  the Internal  Revenue Code provides that the entity  will not be treated as a REMIC for that year and  thereafter.  In that event,  the entity may be taxable  as a separate  corporation  under  Treasury regulations,  and the related REMIC  Securities may not be accorded the status or given the tax treatment  described in the form of base prospectus  included
in  the   Registration   Statement   under   "Material   Federal   Income  Tax
Consequences."  The IRS may, but is not  compelled  to provide  relief but any relief  may  be  accompanied  by  sanctions,  including  the  imposition  of a corporate  tax on all or a portion  of the  trust's  income  for the period in which the  requirements  for that  status are not  satisfied.  The pooling and servicing agreement,  indenture or trust agreement for each REMIC will include provisions  designed to  maintain  the  trust's  status as a REMIC.  It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

      In general,  the REMIC  Securities  will be "real estate  assets" within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code and assets described in Section  7701(a)(19)(C)  of the Internal Revenue Code in the same proportion  that the assets of the REMIC  underlying the  securities  would be so treated.  Moreover,  if 95% or more of the assets of the REMIC  qualify for any of the  foregoing  treatments  at all times  during a calendar  year,  the
REMIC Securities will qualify for the  corresponding  status in their entirety for that calendar year.  Interest,  including original issue discount,  on the
REMIC Regular  Securities and income  allocated to the class of REMIC Residual
Securities will be interest described in Section  856(c)(3)(B) of the Internal
Revenue Code to the extent that those  securities  are treated as "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue
Code.  In  addition,   the  REMIC  Regular   Securities   will  be  "qualified
mortgages"  within  the  meaning  of  Section  860G(a)(3)(C)  of the  Internal
Revenue Code if  transferred  to another  REMIC on its startup day in exchange for regular or residual  interests in that REMIC. The  determination as to the percentage  of the REMIC's  assets that  constitute  assets  described  in the foregoing  sections of the Internal  Revenue Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the  assets  held by the  REMIC  during  that  calendar  quarter.  The  master servicer, the servicer or the REMIC administrator,  as applicable, will report those  determinations  to  securityholders  in the  manner  and  at the  times required by applicable Treasury regulations.

      The  assets  of  the  REMIC  will  include,   in  addition  to  mortgage
collateral,  payments on mortgage collateral held pending  distribution on the
REMIC  Securities and property  acquired by foreclosure held pending sale, and may  include  amounts in reserve  accounts.  It is  unclear  whether  property acquired by  foreclosure  held  pending  sale and amounts in reserve  accounts would be  considered to be part of the mortgage  collateral,  or whether those assets,  to the extent  not  invested  in assets  described  in the  foregoing
sections,   otherwise  would  receive  the  same  treatment  as  the  mortgage collateral  for purposes of all of the  foregoing  sections.  In addition,  in some  instances  mortgage  loans,  including  Additional  Collateral  Loans or
Pledged Asset Mortgage Loans,  may not be treated entirely as assets described in the  foregoing  sections.  If the  assets  of a  REMIC  include  Additional
Collateral  Loans or Pledged  Asset  Mortgage  Loans,  the  non-real  property collateral,  while itself not an asset of the REMIC,  could cause the mortgage loans not to qualify  for one or more of those  characterizations.  If so, the related  prospectus  supplement  will describe the mortgage  loans,  including
Additional  Collateral Loans or Pledged Asset Mortgage Loans,  that may not be so treated.  The REMIC  regulations  do  provide,  however,  that  payments on mortgage loans held pending  distribution  are considered part of the mortgage loans for  purposes of Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC Securities,  two or more separate elections may be made to treat  designated  portions  of the  related  trust as  REMICs  for federal income tax purposes.

      Solely for purposes of determining  whether the REMIC Securities will be
"real  estate  assets"  within  the  meaning of  Section  856(c)(4)(A)  of the
Internal  Revenue Code,  and "loans  secured by an interest in real  property"
under Section  7701(a)(19)(C)  of the Internal  Revenue Code,  and whether the income on the securities is interest described in Section  856(c)(3)(B) of the
Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

      In general,  REMIC Regular Securities will be treated for federal income tax  purposes  as debt  instruments  issued by the REMIC and not as  ownership interests in the REMIC  Regular  Securities or its assets.  Moreover,  holders of REMIC Regular  Securities that otherwise  report income under a cash method of accounting  will be required to report income for REMIC Regular  Securities under an accrual method.

Original Issue Discount

      Some  REMIC  Regular  Securities  may be  issued  with  "original  issue discount"  within  the  meaning of Section  1273(a)  of the  Internal  Revenue
Code.  Any holders of REMIC  Regular  Securities  issued with  original  issue discount  typically  will be required to include  original  issue  discount in income as it  accrues,  in  accordance  with the method  described  below,  in advance of the receipt of the cash  attributable to that income.  In addition,
Section  1272(a)(6)  of the  Internal  Revenue  Code  provides  special  rules applicable to REMIC  Regular  Securities  and certain  other debt  instruments issued with original issue  discount.  Regulations  have not been issued under that section.

      The Internal Revenue Code requires that a prepayment  assumption be used with for  mortgage  collateral  held by a REMIC in  computing  the  accrual of original  issue  discount on REMIC Regular  Securities  issued by that issuing entity,  and that adjustments be made in the amount and rate of accrual of the discount to reflect  differences  between the actual  prepayment  rate and the prepayment  assumption.  The  prepayment  assumption  is to be determined in a manner prescribed in Treasury  regulations;  as noted above, those regulations have not been issued.  The conference  committee  report  accompanying the Tax
Reform  Act of 1986  indicates  that the  regulations  will  provide  that the prepayment  assumption  used for a REMIC Regular  Security must be the same as that used in pricing the initial offering of the REMIC Regular  Security.  The prepayment assumption used by the master servicer,  the servicer, or the REMIC administrator  in reporting  original  issue discount for each series of REMIC
Regular  Securities  will  be  consistent  with  this  standard  and  will  be disclosed in the  accompanying  prospectus  supplement.  However,  none of the
Depositor,  the master servicer, the servicer, or the REMIC administrator will make any representation  that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue  discount,  if any, on a REMIC Regular  Security will be the  excess  of its  stated  redemption  price at  maturity  over its issue price.  The issue  price of a  particular  class of REMIC  Regular  Securities will be the first cash price at which a  substantial  amount of REMIC  Regular
Securities of that class is sold, excluding sales to bond houses,  brokers and underwriters.  If less  than a  substantial  amount of a  particular  class of
REMIC  Regular  Securities  is sold  for cash on or prior to the date of their initial issuance,  or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing  date.  Under the
OID  regulations,  the stated  redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that  certificate  other than
"qualified stated interest."  Qualified stated interest includes interest that is  unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a variable rate debt instrument,  at a "qualified  floating rate,"
an "objective  rate," a  combination  of a single  fixed-rate  and one or more
"qualified  floating  rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating rates" that in most cases does not operate in a manner that  accelerates or defers  interest  payments on a REMIC Regular
Security.

      In the case of REMIC  Regular  Securities  bearing  adjustable  interest rates,  the  determination  of the total amount of original issue discount and the  timing  of the  inclusion  of  the  original  issue  discount  will  vary according  to the  characteristics  of the REMIC  Regular  Securities.  If the original  issue  discount  rules  apply to the  securities,  the  accompanying prospectus  supplement  will  describe  the  manner in which the rules will be applied by the master  servicer,  the  servicer,  or REMIC  administrator  for those securities in preparing  information  returns to the securityholders and the IRS.

      Some classes of the REMIC Regular  Securities  may provide for the first interest  payment  with respect to their  securities  to be made more than one month  after  the  date of  issuance,  a  period  which  is  longer  than  the
subsequent   monthly  intervals  between  interest   payments.   Assuming  the
"accrual  period"  (as  defined  below) for  original  issue  discount is each monthly period that begins or ends on a distribution  date, in some cases,  as a  consequence  of this "long  first  accrual  period,"  some or all  interest payments may be required to be included in the stated  redemption price of the
REMIC Regular  Security and accounted for as original issue discount.  Because interest on REMIC Regular  Securities must in any event be accounted for under an  accrual  method,  applying  this  analysis  would  result in only a slight difference  in the timing of the inclusion in income of the yield on the REMIC
Regular Securities.

      In  addition,   if  the  accrued  interest  to  be  paid  on  the  first
distribution  date is computed  for a period that begins  prior to the closing date, a portion of the purchase  price paid for a REMIC Regular  Security will reflect the  accrued  interest.  In these  cases,  information  returns to the securityholders  and the IRS will be based on the position that the portion of the  purchase  price paid for the  interest  accrued for periods  prior to the closing  date is  treated  as part of the  overall  cost of the REMIC  Regular
Security,  and not as a separate asset the cost of which is recovered entirely out of interest  received on the next  distribution  date, and that portion of the  interest  paid on the  first  distribution  date in  excess  of  interest accrued  for a number  of days  corresponding  to the  number of days from the closing date to the first  distribution  date should be included in the stated
redemption price of the REMIC Regular Security.  However,  the OID regulations state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date. It is unclear how an election to do so would be made under the OID  regulations  and whether  that  election  could be made unilaterally by a securityholder.

      Regardless  of  the  general  definition  of  original  issue  discount, original issue  discount on a REMIC Regular  Security will be considered to be de  minimis if it is less than  0.25% of the  stated  redemption  price of the
REMIC  Regular  Security  multiplied by its weighted  average  life.  For this purpose,  the weighted  average life of the REMIC Regular Security is computed as the sum of the  amounts  determined,  as to each  payment  included  in the stated redemption price of the REMIC Regular Security,  by multiplying (i) the number of complete  years,  rounding  down for partial  years,  from the issue date until the payment is expected to be made,  presumably taking into account the prepayment  assumption,  by (ii) a fraction, the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC Regular  Security.  Under the OID  regulations, original  issue  discount of only a de minimis  amount,  other than de minimis original issue discount  attributable to a so-called "teaser" interest rate or an initial  interest  holiday,  will be included in income as each  payment of stated  principal is made,  based on the product of the total remaining amount of the de minimis  original  issue  discount and a fraction,  the numerator of which is the amount of the principal payment,  and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Security.  The
OID  regulations  also  would  permit a  securityholder  to elect to accrue de minimis  original  issue  discount into income  currently  based on a constant yield  method.  See  "-Market  Discount"  below  for  a  description  of  that election under the OID regulations.

      If original issue  discount on a REMIC Regular  Security is in excess of a de minimis amount,  the holder of the  certificate  must include in ordinary gross income the sum of the "daily  portions" of original  issue  discount for each day during its taxable year on which it held the REMIC Regular  Security, including the purchase date but  excluding the  disposition  date. In the case of an  original  holder of a REMIC  Regular  Security,  the daily  portions of original issue discount will be determined as follows.

      The  accompanying  prospectus  supplement  will describe the  applicable accrual  period.  In general,  each "accrual  period" that begins or ends on a date  that  corresponds  to a  distribution  date and  begins on the first day following the  immediately  preceding  accrual  period,  or in the case of the first accrual period,  begins on the closing date, a calculation  will be made of the  portion of the  original  issue  discount  that  accrued  during  that accrual  period.  The portion of original  issue  discount that accrues in any accrual  period  will  equal  the  excess,  if any,  of (i) the sum of (A) the present  value,  as  of  the  end  of  the  accrual  period,  of  all  of  the distributions  remaining to be made on the REMIC Regular Security,  if any, in future periods and (B) the  distributions  made on the REMIC Regular  Security during the accrual period of amounts included in the stated  redemption price, over (ii) the  adjusted  issue  price of the  REMIC  Regular  Security  at the
beginning  of  the  accrual  period.   The  present  value  of  the  remaining
distributions  referred to in the preceding  sentence  will be calculated  (1)
assuming that  distributions on the REMIC Regular Security will be received in future periods based on the mortgage  collateral being prepaid at a rate equal to the  prepayment  assumption  and (2)  using a  discount  rate  equal to the original  yield to  maturity  of the  certificate.  For  these  purposes,  the original yield to maturity of the certificate  will be calculated based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods  based on the mortgage  collateral  being prepaid at a rate equal to the prepayment  assumption.  The adjusted issue price of a REMIC
Regular  Security at the beginning of any accrual  period will equal the issue price of the certificate,  increased by the aggregate amount of original issue discount  that accrued for that  certificate  in prior  accrual  periods,  and reduced  by the  amount  of any  distributions  made  on  that  REMIC  Regular
Security  in  prior  accrual  periods  of  amounts   included  in  its  stated
redemption  price.  The original  issue discount  accruing  during any accrual period,  computed as described  above,  will be allocated  ratably to each day during the accrual  period to determine  the daily  portion of original  issue discount for that day.

      The OID regulations  suggest that original issue discount for securities that  represent  multiple  uncertificated  REMIC regular  interests,  in which ownership interests will be issued  simultaneously to the same buyer and which may be  required  under the  related  pooling and  servicing  agreement  to be transferred  together,  should be  computed  on an  aggregate  method.  In the absence  of  further  guidance  from  the IRS,  original  issue  discount  for securities  that  represent the ownership of multiple  uncertificated  regular interests will be reported to the IRS and the  securityholders on an aggregate method based on a single overall constant yield and the prepayment  assumption stated in the accompanying prospectus supplement,  treating all uncertificated regular  interests  as a  single  debt  instrument  as set  forth  in the  OID regulations,  so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent  purchaser of a REMIC Regular  Security that  purchases the certificate  at a cost,  excluding  any portion of that cost  attributable  to accrued  qualified stated interest,  less than its remaining stated redemption price will also be required to include in gross  income the daily  portions of any original issue discount with respect to that  certificate.  However,  each daily  portion  will be  reduced,  if the cost is in excess  of its  "adjusted issue  price," in  proportion  to the ratio that excess bears to the aggregate original  issue  discount  remaining  to  be  accrued  on  the  REMIC  Regular
Security.  The adjusted  issue price of a REMIC Regular  Security on any given day equals (i) the adjusted  issue price or, in the case of the first  accrual period,  the issue price,  of the  certificate at the beginning of the accrual period  which  includes  that day,  plus (ii) the daily  portions  of original issue  discount for all days during the accrual period prior to that day minus
(iii) any principal  payments made during the accrual period prior to that day for the certificate.

Market Discount

      A  securityholder  that  purchases a REMIC Regular  Security at a market discount,  that is, in the case of a REMIC  Regular  Security  issued  without original issue  discount,  at a purchase price less than its remaining  stated
principal  amount,  or in the case of a REMIC  Regular  Security  issued  with original  issue  discount,  at a purchase  price less than its adjusted  issue price,  will  recognize  income on receipt of each  distribution  representing stated  redemption  price.  In particular,  under Section 1276 of the Internal
Revenue Code such a securityholder  in most cases will be required to allocate the portion of each  distribution  representing  stated redemption price first to  accrued  market  discount  not  previously  included  in  income,  and  to recognize ordinary income to that extent.

      A  securityholder  may  elect  to  include  market  discount  in  income currently  as it accrues  rather  than  including  it on a  deferred  basis in accordance  with  the  foregoing.  If made,  the  election  will  apply to all market  discount  bonds acquired by the  securityholder  on or after the first day of the first  taxable  year to which the  election  applies.  In addition, the OID regulations  permit a securityholder  to elect to accrue all interest, discount,  including de minimis market or original issue discount, and premium in income as  interest,  based on a constant  yield  method.  If the  election
were  made  for  a  REMIC   Regular   Security  with  market   discount,   the
securityholder  would be deemed to have made an election to include  currently market  discount  in  income  for all other  debt  instruments  having  market discount  that the  securityholder  acquires  during the  taxable  year of the election or thereafter.  Similarly,  a securityholder  that made this election for a  certificate  that is acquired at a premium would be deemed to have made an  election  to  amortize  bond  premium  for  all  debt  instruments  having amortizable  bond  premium  that  the  securityholder  owns or  acquires.  See
"-Premium"  below.  Each of these elections to accrue  interest,  discount and premium for a  certificate  on a constant  yield method or as interest may not be revoked without the consent of the IRS.

      However,   market  discount  for  a  REMIC  Regular   Security  will  be
considered  to be de minimis  for  purposes  of Section  1276 of the  Internal
Revenue  Code if the  market  discount  is less  than  0.25% of the  remaining stated  redemption  price of the  REMIC  Regular  Security  multiplied  by the number  of  complete  years  to  maturity  remaining  after  the  date  of its purchase.  In  interpreting  a similar  rule for  original  issue  discount on obligations  payable  in  installments,  the  OID  regulations  refer  to  the weighted average maturity of obligations,  and it is likely that the same rule will be applied  for market  discount,  presumably  taking  into  account  the prepayment  assumption.  If market  discount  is treated  as de minimis  under this rule,  it appears that the actual  discount  would be treated in a manner similar to original  issue  discount of a de minimis  amount.  See "- Original
Issue  Discount."  This  treatment  may result in discount  being  included in income at a slower  rate than  discount  would be  required  to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically  authorizes the Treasury  Department  to issue  regulations  providing  for the method for accruing  market  discount  on debt  instruments,  the  principal  of which is payable  in more than one  installment.  Until  regulations  are issued by the
Treasury  Department,  certain  rules  described in the  conference  committee report  accompanying  the Tax Reform Act of 1986 apply.  The Committee  Report indicates  that in each  accrual  period  market  discount  on  REMIC  Regular
Securities should accrue, at the securityholder's option:

o     on the basis of a constant yield method,

o     in the case of a REMIC Regular  Security  issued without  original issue discount,  in an amount  that  bears  the same  ratio to the total remaining  market  discount  as the  stated  interest  paid in the accrual  period  bears to the  total  amount  of  stated  interest remaining  to be  paid on the  REMIC  Regular  Security  as of the beginning of the accrual period, or

o     in the case of a REMIC  Regular  Security  issued  with  original  issue discount,  in an amount  that  bears  the same  ratio to the total remaining  market discount as the original issue discount  accrued in the accrual  period bears to the total  original issue discount remaining on the REMIC  Regular  Security at the  beginning of the accrual period.

      Moreover,  the prepayment  assumption used in calculating the accrual of original  issue  discount is to be used in  calculating  the accrual of market discount.  Because  the  regulations  referred to in this  paragraph  have not been  issued,  it is not  possible to predict  what effect  those  regulations might have on the tax  treatment of a REMIC  Regular  Security  purchased at a discount in the secondary market.

      To the extent  that REMIC  Regular  Securities  provide  for  monthly or other periodic distributions  throughout their term, the effect of these rules may be to require  market  discount to be  includible in income at a rate that is not  significantly  slower than the rate at which the discount would accrue if it were  original  issue  discount.  Moreover,  in any  event a holder of a
REMIC  Regular  Security  in most cases will be required to treat a portion of any gain on the sale or exchange  of that  certificate  as ordinary  income to the extent of the market  discount  accrued to the date of  disposition  under one of the foregoing  methods,  less any accrued  market  discount  previously reported as ordinary income.

      In addition,  under Section 1277 of the Internal  Revenue Code, a holder of a  REMIC  Regular  Security  may be  required  to  defer a  portion  of its interest  deductions  for the taxable year  attributable  to any  indebtedness incurred or continued to purchase or carry a REMIC Regular Security  purchased with market  discount.  For these  purposes,  the de minimis rule  referred to above  applies.  Any  deferred  interest  expense  would not exceed the market discount that accrues during that taxable year and is, in general,  allowed as a  deduction  not  later  than  the  year in  which  the  market  discount  is includible  in income.  If the holder  elects to include  market  discount  in income currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or  thereafter,  the interest  deferral  rule described above will not apply.

Premium

      A REMIC Regular Security  purchased at a cost,  excluding any portion of that cost attributable to accrued qualified stated interest,  greater than its remaining  stated  redemption  price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Security may elect under Section 171 of the  Internal  Revenue  Code to amortize  that  premium  under the constant yield method over the life of the  certificate.  If made,  this  election will apply to all debt instruments  having amortizable bond premium that the holder owns or  subsequently  acquires.  Amortizable  premium  will be  treated as an offset to interest income on the related REMIC Regular  Security,  rather than
as  a  separate   interest   deduction.   The  OID  regulations   also  permit
securityholders  to elect to include  all  interest,  discount  and premium in income based on a constant yield method,  further treating the  securityholder as having made the  election  to  amortize  premium  generally.  See  "-Market
Discount."  The  conference  committee  report states that the same rules that apply to  accrual  of market  discount,  which  rules  will  require  use of a
prepayment   assumption  in  accruing   market   discount  for  REMIC  Regular
Securities  without  regard to whether those  securities  have original  issue discount,  will also apply in amortizing bond premium under Section 171 of the
Internal  Revenue  Code.  It is possible  that the use of an  assumption  that there will be no prepayments may be required in calculating  the  amortization of premium.

Realized Losses

      Under Section 166 of the Internal  Revenue Code, both corporate  holders of the REMIC Regular Securities and noncorporate  holders of the REMIC Regular
Securities  that  acquire  those  securities  in  connection  with a trade  or business  should  be  allowed  to  deduct,  as  ordinary  losses,  any  losses sustained  during a taxable year in which their  securities  become  wholly or partially  worthless  as the  result  of one or more  Realized  Losses  on the mortgage  collateral.  However,  it appears  that a  noncorporate  holder that does not  acquire  a REMIC  Regular  Security  in  connection  with a trade or business  will not be  entitled  to  deduct a loss  under  Section  166 of the
Internal   Revenue  Code  until  the  holder's   certificate   becomes  wholly
worthless--until  its  outstanding  principal  balance  has  been  reduced  to zero--and that the loss will be characterized as a short-term capital loss.

      Each  holder of a REMIC  Regular  Security  will be  required  to accrue interest and original issue discount for that security,  without giving effect to any reductions in  distributions  attributable to defaults or delinquencies on the  mortgage  collateral  or the  underlying  securities  until  it can be established  that  any  reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a REMIC Regular  Security could exceed the amount of economic  income actually realized  by the  holder  in  that  period.  Although  the  holder  of a REMIC
Regular  Security  eventually  will  recognize a loss or  reduction  in income attributable to previously  accrued and included income that, as the result of a Realized  Loss,  ultimately  will not be  realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

      As residual interests,  the REMIC Residual Securities will be subject to tax rules that differ  significantly  from those that would apply if the REMIC
Residual  Securities  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage  collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC  Residual  Security  generally  will be  required to report its daily  portion of the  taxable  income or, in  accordance  with the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Security.
For  this  purpose,  the  taxable  income  or net  loss of the  REMIC  will be allocated to each day in the  calendar  quarter  ratably  using a "30 days per month/90 days per  quarter/360  days per year"  convention.  The daily amounts will then be  allocated  among the  holders of REMIC  Residual  Securities  in proportion  to their  respective  ownership  interests on that day. Any amount included  in the gross  income or  allowed  as a loss of any holder of a REMIC
Residual  Security  by virtue of this  allocation  will be treated as ordinary income or loss. The taxable  income of the REMIC will be determined  under the rules described in the base prospectus included in the Registration  Statement in "-Taxable  Income of the REMIC" and will be taxable to the holders of REMIC
Residual   Securities   without  regard  to  the  timing  or  amount  of  cash
distributions  by the REMIC.  Ordinary  income  derived  from  REMIC  Residual
Securities  will  be  "portfolio  income"  for  purposes  of the  taxation  of taxpayers in  accordance  with  limitations  under Section 469 of the Internal
Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC  Residual  Security that  purchased the  certificate from a prior  holder of that  certificate  also will be  required to report on its federal  income tax return amounts  representing  its daily portion of the taxable  income  or net loss of the REMIC for each day that it holds the REMIC
Residual  Security.  These daily portions  generally will equal the amounts of taxable  income or net loss  determined  as  described  above.  The  committee report  accompanying  the Tax Reform Act of 1986 indicates that  modifications of the general rules may be made, by  regulations,  legislation  or otherwise, to reduce,  or  increase,  the income or loss of a holder of a REMIC  Residual
Security  that  purchased the REMIC  Residual  Security from a prior holder of such  certificate  at a price greater than, or less than,  the adjusted  basis
(as defined  below) that REMIC  Residual  Security would have had in the hands of an original holder of that  certificate.  The REMIC  regulations,  however, do not provide for any such modifications.

      Any  payments  received  by a holder  of a REMIC  Residual  Security  in connection  with  the  acquisition  of that  Certificate  will be  taken  into account in  determining  the  income of that  holder  for  federal  income tax purposes.  On May 11,  2004,  the IRS issued  final  regulations  that require such payment to be included in income over time  according to an  amortization schedule that reasonably  reflects the costs and benefits of holding the REMIC
Residual  Security over its expected  life. The  regulations  also provide two more  specific  methods  that will be accepted as meeting the general test set forth above for  determining  the timing and amount of income  inclusion.  One method  generally  follows the method of  inclusion  used by the  taxpayer for
GAAP  purposes,  but not over a period  shorter than the period over which the
REMIC is expected  to  generate  income.  The other  method  calls for ratable inclusion over the remaining  anticipated  weighted  average life of the REMIC as of the time the REMIC  Residual  Security is  transferred  to the taxpayer.
Holders of REMIC  Residual  Securities  are  encouraged  to consult  their tax advisors  concerning  the treatment of these  payments for income tax purposes under the regulations.

      The  amount of  income  holders  of REMIC  Residual  Securities  will be required to report,  or the tax  liability  associated  with that income,  may exceed  the  amount  of cash  distributions  received  from the  REMIC for the corresponding  period.  Consequently,  holders  of REMIC  Residual  Securities should have other sources of funds  sufficient to pay any federal income taxes due as a result of their  ownership of REMIC Residual  Securities or unrelated deductions  against which income may be offset,  subject to the rules relating to "excess  inclusions" and "noneconomic"  residual interests discussed below.
The fact  that the tax  liability  associated  with the  income  allocated  to holders  of REMIC  Residual  Securities  may  exceed  the  cash  distributions received by the holders of REMIC  Residual  Securities  for the  corresponding period may  significantly  adversely  affect the after-tax  rate of return for holders of REMIC Residual Securities.

Taxable Income of the REMIC

      The taxable  income of the REMIC will equal the income from the mortgage
collateral   and  other  assets  of  the  REMIC  plus  any   cancellation   of
indebtedness  income due to the allocation of Realized Losses to REMIC Regular
Securities,  less the deductions allowed to the REMIC for interest,  including original  issue  discount  and  reduced  by the  amortization  of any  premium received on issuance, on the REMIC Regular Securities,  and any other class of
REMIC  Securities  constituting  "regular  interests" in the REMIC not offered hereby,  amortization  of any  premium on the  mortgage  collateral,  bad debt deductions for the mortgage  collateral  and, except as described  below,  for servicing, administrative and other expenses.

      For purposes of determining its taxable  income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal to their  fair  market  value immediately  after their transfer to the REMIC.  For this purpose,  the master
servicer,   the  servicer,   or  REMIC   administrator,   or  the  Certificate
Administrator,  as  applicable,  intends to treat the fair market value of the mortgage  collateral as being equal to the aggregate issue prices of the REMIC
Regular  Securities and REMIC Residual  Securities.  The aggregate  basis will be allocated among the mortgage  collateral  collectively and the other assets of the REMIC in proportion to their  respective fair market values.  The issue price of any REMIC Securities  offered hereby will be determined in the manner
described   above   under   "-   Taxation   of   Owners   of   REMIC   Regular
Securities-Original  Issue Discount."  Accordingly,  if one or more classes of
REMIC  Securities  are  retained   initially  rather  than  sold,  the  master
servicer,  the  servicer,  or  REMIC  administrator,  as  applicable,  may  be required to  estimate  the fair market  value of those  interests  in order to determine  the  basis  of the  REMIC  in the  mortgage  collateral  and  other property held by the REMIC.

      Subject to the possible  application of the de minimis rules, the method of accrual by the REMIC of original issue discount  income and market discount income for mortgage  collateral that it holds will be equivalent to the method of accruing  original issue discount income for REMIC Regular  Securityholders
under  the  constant   yield  method   taking  into  account  the   prepayment
assumption.  However,  a REMIC that acquires  collateral at a market  discount must include the discount in income  currently,  as it accrues,  on a constant interest  basis.  See "-  Taxation  of  Owners  of REMIC  Regular  Securities"
above,  which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage  collateral  with market discount that it holds.

      An item of  mortgage  collateral  will be deemed  to have been  acquired with  discount  or premium  to the  extent  that the  REMIC's  basis  therein, determined  as described in the preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount  will be  includible  in the income  of the  REMIC  as it  accrues,  in  advance  of  receipt  of the  cash attributable  to that income,  under a method similar to the method  described above for accruing  original issue  discount on the REMIC Regular  Securities.
It is  anticipated  that  each  REMIC  will  elect  under  Section  171 of the
Internal  Revenue  Code to amortize  any premium on the  mortgage  collateral.
Premium on any item of mortgage  collateral to which the election  applies may be amortized under a constant yield method,  presumably  taking into account a prepayment assumption.

      A REMIC will be allowed  deductions  for  interest,  including  original issue discount, on the REMIC Regular Securities,  equal to the deductions that would be allowed if the REMIC Regular  Securities,  were  indebtedness  of the
REMIC.  Original  issue discount will be considered to accrue for this purpose
as   described   above  under  "-   Taxation   of  Owners  of  REMIC   Regular
Securities-Original  Issue Discount,"  except that the de minimis rule and the adjustments  for  subsequent  holders of REMIC Regular  Securities,  described therein will not apply.

      If a class of REMIC Regular  Securities  is issued at an Issue  Premium, the net  amount of  interest  deductions  that are  allowed  the REMIC in each taxable year for the REMIC  Regular  Securities  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered to be  amortized  or repaid in that year.  Although  the  matter is not  entirely certain,  it is likely that Issue Premium would be amortized  under a constant yield method in a manner  analogous to the method of accruing  original  issue
discount   described  above  under  "-Taxation  of  Owners  of  REMIC  Regular
Securities-Original Issue Discount."

      As a general  rule,  the taxable  income of the REMIC will be determined in the same  manner as if the REMIC were an  individual  having  the  calendar year  as its  taxable  year  and  using  the  accrual  method  of  accounting.
However, no item of income,  gain, loss or deduction allocable to a prohibited transaction  will be taken into account.  See  "-Prohibited  Transactions  and
Other  Taxes"  below.  Further,  the  limitation  on  miscellaneous   itemized
deductions  imposed on individuals by Section 67 of the Internal Revenue Code, which allows those  deductions only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted  gross income,  will not be applied at the REMIC level so that the REMIC will be allowed  deductions  for  servicing, administrative  and other  non-interest  expenses in  determining  its taxable income.  All of these  expenses  will be allocated  as a separate  item to the holders of REMIC Residual Securities,  subject to the limitation of Section 67 of the Internal  Revenue Code. See "-Possible  Pass-Through  of  Miscellaneous
Itemized  Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar  quarter,  the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

      The adjusted  basis of a REMIC  Residual  Security  will be equal to the amount paid for that REMIC Residual  Security,  increased by amounts  included in the  income of the  related  securityholder  and  decreased,  but not below zero,  by  distributions  made,  and by net losses  allocated,  to the related
securityholder   (in  each  case,  other  than  any  income  or  distributions attributable to qualified stated interest).

      A holder  of a REMIC  Residual  Security  is not  allowed  to take  into account  any net loss for any  calendar  quarter  to the  extent  the net loss exceeds that holder's  adjusted basis in its REMIC Residual Security as of the close of that calendar  quarter,  determined  without  regard to the net loss.
Any loss that is not currently  deductible by reason of this limitation may be carried forward  indefinitely  to future calendar  quarters and, in accordance with the same  limitation,  may be used only to offset  income  from the REMIC
Residual  Security.  The ability of holders of REMIC  Residual  Securities  to deduct  net  losses  in  accordance  with  additional  limitations  under  the
Internal  Revenue  Code,  as to which the  securityholders  are  encouraged to consult their tax advisors.

      Any  distribution  on a REMIC  Residual  Security  will be  treated as a non-taxable  return of capital  to the extent it does not exceed the  holder's adjusted  basis in the REMIC Residual  Security.  To the extent a distribution on a REMIC Residual  Security  exceeds the adjusted  basis, it will be treated as gain  from  the  sale of the  REMIC  Residual  Security.  Holders  of REMIC
Residual  Securities may be entitled to distributions early in the term of the related REMIC under  circumstances  in which their bases in the REMIC Residual
Securities will not be sufficiently  large that  distributions will be treated
as  nontaxable  returns  of  capital.   Their  bases  in  the  REMIC  Residual
Securities  will  initially  equal the  amount  paid for such  REMIC  Residual
Securities and will be increased by their  allocable  shares of taxable income of the trust.  However,  their basis  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar year,  with respect to which the  REMIC  taxable  income  is  allocated  to the  holders  of REMIC
Residual  Securities.  To the extent the initial bases of the holders of REMIC
Residual  Securities are less than the  distributions  to the holders of REMIC
Residual  Securities,  and  increases in the initial  bases either occur after distributions  or, together with their initial bases, are less than the amount of the  distributions,  gain  will  be  recognized  to the  holders  of  REMIC
Residual  Securities on those  distributions  and will be treated as gain from the sale of their REMIC Residual Securities.

      The effect of these rules is that a securityholder  may not amortize its basis in a REMIC  Residual  Security,  but may only recover its basis  through distributions,  through  the  deduction  of its share of any net losses of the
REMIC or on the sale of its  REMIC  Residual  Security.  See "- Sales of REMIC
Securities."  For a discussion of possible  modifications  of these rules that may require  adjustments  to income of a holder of a REMIC  Residual  Security other than an original  holder in order to reflect any difference  between the cost of the REMIC  Residual  Security to its holder and the adjusted basis the
REMIC Residual  Security  would have had in the hands of the original  holder, see "-General."

Excess Inclusions

      Any "excess  inclusions"  for a REMIC Residual  Security will be subject to federal income tax in all events.

      In general,  the "excess  inclusions" for a REMIC Residual  Security for any calendar  quarter will be the excess,  if any, of (i) the sum of the daily portions of REMIC  taxable  income  allocable to the REMIC  Residual  Security over (ii) the sum of the  "daily  accruals"  (as  defined  below) for each day during that  quarter that the REMIC  Residual  Security was held by the holder of a REMIC  Residual  Security.  The  daily  accruals  of a holder  of a REMIC
Residual  Security  will be  determined  by  allocating  to each day  during a calendar  quarter its ratable  portion of the product of the  "adjusted  issue price"  of the  REMIC  Residual  Security  at the  beginning  of the  calendar quarter  and 120% of the  "long-term  Federal  rate" in effect on the  closing date.  For  this  purpose,  the  adjusted  issue  price  of a  REMIC  Residual
Security as of the  beginning  of any  calendar  quarter  will be equal to the issue price of the REMIC Residual Security,  increased by the sum of the daily accruals for all prior  quarters  and  decreased,  but not below zero,  by any distributions  made with  respect to the REMIC  Residual  Security  before the beginning of that  quarter.  The issue price of a REMIC  Residual  Security is the initial offering price to the public,  excluding bond houses,  brokers and underwriters,  at which a substantial amount of the REMIC Residual  Securities were sold.  If less than a substantial  amount of a particular  class of REMIC
Residual  Securities  is sold for cash on or prior to the  closing  date,  the issue  price of that class will be  treated as the fair  market  value of that class on the  closing  date.  The  "long-term  Federal  rate" is an average of current  yields on Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For holders of REMIC Residual Securities, an excess inclusion:

o     will  not be  permitted  to be  offset  by  deductions,  losses  or loss carryovers from other activities,

o     will be treated as "unrelated  business  taxable income" to an otherwise tax-exempt organization and
o     will not be  eligible  for any rate  reduction  or  exemption  under any applicable  tax treaty for the 30% United States  withholding  tax imposed on distributions  to holders of REMIC Residual  Securities that are foreign investors.

      See, however, "-Foreign Investors in REMIC Securities."

      Furthermore,  for  purposes of the  alternative  minimum tax, (i) excess inclusions will not be permitted to be offset by the  alternative  minimum tax net operating loss deduction and (ii)  alternative  minimum taxable income may not be less than the taxpayer's excess  inclusions;  provided,  however,  that for  purposes  of (ii),  alternative  minimum  taxable  income  is  determined without  regard to the special  rule that taxable  income  cannot be less than
excess   inclusions.   The   latter   rule  has  the   effect  of   preventing
nonrefundable  tax  credits  from  reducing  the  taxpayer's  income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the  case of any  REMIC  Residual  Securities  held by a real  estate investment  trust,  the  aggregate  excess  inclusions  allocated to the REMIC
Residual  Securities,  reduced,  but  not  below  zero,  by  the  real  estate investment  trust taxable income,  within the meaning of Section  857(b)(2) of the Internal  Revenue Code,  excluding any net capital gain, will be allocated among the  shareholders  of the trust in proportion to the dividends  received by the  shareholders  from the  trust,  and any  amount so  allocated  will be treated  as an excess  inclusion  from a REMIC  Residual  Security  as if held directly  by the  shareholder.  Treasury  regulations  yet to be issued  could apply a similar rule to  regulated  investment  companies,  common trust funds and some  cooperatives;  the REMIC  regulations  currently do not address this subject.

Noneconomic REMIC Residual Securities

      Under the REMIC regulations,  transfers of "noneconomic"  REMIC Residual
Securities  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the  transfer was to enable the  transferor  to impede the  assessment  or collection  of tax." If the transfer is  disregarded,  the purported  transferor  will  continue to remain  liable for any taxes due with respect  to the  income on the  "noneconomic"  REMIC  Residual  Security.  The
REMIC  regulations  provide  that a REMIC  Residual  Security  is  noneconomic unless,  based on the  prepayment  assumption and on any required or permitted clean up calls, or required qualified  liquidation provided for in the REMIC's organizational  documents,  (1)  the  present  value  of the  expected  future distributions  (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions are expected to accrue on the REMIC Residual Security,  which rate is computed and published  monthly by the IRS) on the REMIC  Residual  Security  equals at least  the  present  value  of the  expected  tax on  the  anticipated  excess inclusions,  and (2) the  transferor  reasonably  expects that the  transferee will  receive  distributions  on the REMIC  Residual  Security at or after the time the  taxes  accrue  on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC
Residual  Securities that may constitute  noneconomic  residual interests will be  subject  to  restrictions  under  the  terms of the  related  pooling  and servicing  agreement  or trust  agreement  that are  intended  to  reduce  the possibility of any transfer being  disregarded.  The restrictions will require each  party to a  transfer  to  provide  an  affidavit  that no purpose of the transfer  is  to  impede  the  assessment  or  collection  of  tax,  including representations as to the financial  condition of the prospective  transferee,
as  to  which  the   transferor   also  is  required  to  make  a   reasonable
investigation to determine the transferee's  historic payment of its debts and ability to continue to pay its debts as they come due in the future.  Prior to purchasing a REMIC Residual Security,  prospective  purchasers should consider the possibility  that a purported  transfer of the REMIC Residual  Security by such a purchaser to another  purchaser at some future date may be  disregarded in  accordance  with the  above-described  rules  which  would  result  in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  interest the transferee  represent that it will not cause  the  income  "to be  attributable  to a  foreign  permanent establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount received by the  transferee  be no less on a present  value basis  (determined using the short-term rate provided by Section 1274(d) of the Internal  Revenue
Code) than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable  corporation  with specified large amounts of gross and net assets and that meets certain other  requirements where agreement is made that all future transfers  will be to  taxable  domestic  corporations  in  transactions  that qualify  for the  same  "safe  harbor"  provision.  Eligibility  for the  safe harbor requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.

      The  accompanying  prospectus  supplement will disclose  whether offered
REMIC Residual Securities may be considered  "noneconomic"  residual interests under the REMIC  regulations.  Any disclosure  that a REMIC Residual  Security will not be considered  "noneconomic"  will be based on some assumptions,  and the depositor will make no representation  that a REMIC Residual Security will not be considered  "noneconomic"  for purposes of the  above-described  rules.
See  "-Foreign  Investors in REMIC  Securities"  for  additional  restrictions applicable  to  transfers  of certain  REMIC  Residual  Securities  to foreign persons.

Mark-to-Market Rules

      The  mark-to-market  requirement  applies to all  securities  owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for investment.  The Mark-to-Market  Regulations provide that for purposes of this  mark-to-market  requirement,  a REMIC Residual  Security acquired  on or after  January 4, 1995 is not  treated as a security  and thus may not be  marked  to  market.  Prospective  purchasers  of a REMIC  Residual
Security are  encouraged to consult their tax advisors  regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC  generally will be allocated to the holders
of  the  related  REMIC   Residual   Securities.   The   applicable   Treasury
regulations indicate,  however, that in the case of a REMIC that is similar to a single  class  grantor  trust,  all or a portion of those fees and  expenses should be allocated to the holders of the related  REMIC  Regular  Securities.
Fees and expenses will be allocated to holders of the related  REMIC  Residual
Securities  in their  entirety  and not to the  holders of the  related  REMIC
Regular Securities.

      For REMIC  Residual  Securities or REMIC Regular  Securities the holders of which receive an  allocation  of fees and expenses in  accordance  with the preceding  discussion,  if any  holder  thereof  is an  individual,  estate or
trust,  or  a  Pass-Through   Entity   beneficially   owned  by  one  or  more
individuals,  estates  or  trusts,  (i) an amount  equal to the  individual's, estate's  or  trust's  share of fees and  expenses  will be added to the gross income of that holder and (ii) the individual's,  estate's or trust's share of fees and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  in  accordance  with the  limitation  of Section 67 of the Internal
Revenue Code,  which permits those  deductions  only to the extent they exceed in the  aggregate  two  percent of a  taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the Internal Revenue Code provides that the amount of itemized  deductions  otherwise  allowable  for an individual  whose  adjusted gross  income  exceeds a  specified  amount  will be  reduced.  The  amount of additional  taxable income  reportable by holders of REMIC Securities that are covered by the  limitations of either Section 67 or Section 68 of the Internal
Revenue Code may be substantial.  Furthermore,  in determining the alternative minimum  taxable  income  of  such a  holder  of a REMIC  Security  that is an individual,  estate or trust, or a Pass-Through  Entity  beneficially owned by one or more  individuals,  estates or trusts, no deduction will be allowed for such  holder's  allocable  portion of servicing  fees and other  miscellaneous itemized  deductions  of the REMIC,  even though an amount equal to the amount of such fees and other  deductions  will be  included  in the  holder's  gross income.  Accordingly,  the REMIC Securities may not be appropriate investments for individuals,  estates,  or trusts, or Pass-Through  Entities  beneficially owned  by  one  or  more  individuals,  estates  or  trusts.  Any  prospective investors are  encouraged  to consult with their tax advisors  prior to making an investment in these securities.

Tax and  Restrictions  on Transfers of REMIC  Residual  Securities  to Certain
Organizations

      If  a  REMIC   Residual   Security  is  transferred  to  a  Disqualified
Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)   the present value,  discounted  using the "applicable  Federal rate" for obligations  whose  term ends on the close of the last  quarter in
            which   excess   inclusions   are   expected   to  accrue  on  the
            certificate,  which rate is computed and published  monthly by the
            IRS, of the total  anticipated  excess  inclusions with respect to the REMIC Residual Security for periods after the transfer; and

(2)   the highest marginal federal income tax rate applicable to corporations.

      The  anticipated  excess  inclusions  must be  determined as of the date that the REMIC Residual  Security is  transferred  and must be based on events that have occurred up to the time of transfer,  the prepayment  assumption and any required or permitted clean up calls or required  liquidation provided for in the REMIC's organizational  documents.  This tax generally would be imposed on the  transferor  of the REMIC  Residual  Security,  except  that  where the transfer is through an agent for a  Disqualified  Organization,  the tax would instead be imposed on that agent.  However,  a transferor of a REMIC  Residual
Security  would  in no  event  be  liable  for  the tax on a  transfer  if the transferee  furnishes to the  transferor an affidavit  that the  transferee is not a  Disqualified  Organization  and,  as of the time of the  transfer,  the transferor  does not  have  actual  knowledge  that the  affidavit  is  false.
Moreover,  an entity will not qualify as a REMIC unless  there are  reasonable arrangements designed to ensure that:

o     residual   interests  in  the  entity  are  not  held  by   Disqualified
            Organizations; and

o     information  necessary for the  application  of the tax described in the base  prospectus  included in the  Registration  Statement will be made available.

      Restrictions  on the  transfer of REMIC  Residual  Securities  and other provisions that are intended to meet this  requirement will be included in the pooling and servicing agreement, including provisions:

(1)   requiring  any  transferee  of a REMIC  Residual  Security to provide an affidavit representing that it is not a Disqualified  Organization and is not  acquiring the REMIC  Residual  Security on behalf of a
            Disqualified  Organization,  undertaking  to maintain  that status and  agreeing  to obtain a similar  affidavit  from any  person to whom it shall transfer the REMIC Residual Security;

(2)   providing  that  any  transfer  of  a  REMIC  Residual   Security  to  a
            Disqualified Organization shall be null and void; and

(3)   granting  to the master  servicer  or the  servicer  the right,  without notice to the holder or any prior  holder,  to sell to a purchaser of its choice any REMIC Residual  Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In  addition,  if  a  Pass-Through  Entity  includes  in  income  excess inclusions  with  respect to a REMIC  Residual  Security,  and a  Disqualified
Organization  is the record  holder of an interest in that entity,  then a tax will be  imposed  on the  entity  equal to the  product  of (i) the  amount of excess  inclusions  on the REMIC  Residual  Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified  Organization and
(ii) the highest marginal  federal income tax rate imposed on corporations.  A
Pass-Through  Entity will not be subject to this tax for any period,  however, if each record holder of an interest in the  Pass-Through  Entity furnishes to that  Pass-Through  Entity  (i) the  holder's  social  security  number  and a statement  under  penalties of perjury that the social security number is that of the record holder or (ii) a statement  under  penalties of perjury that the
record  holder  is  not  a  Disqualified   Organization.   For  taxable  years
beginning after December 31, 1997,  regardless of the preceding two sentences, in  the  case  of a  REMIC  Residual  Security  held  by  an  "electing  large partnership,"  all interests in such  partnership  shall be treated as held by
Disqualified  Organizations,  without  regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence,  and the  amount  that is subject to tax under the  second  preceding  sentence  is excluded from the gross income of the  partnership  allocated to the partners, in lieu of  allocating  to the  partners a  deduction  for the tax paid by the partners.

Sales of Securities

      If a REMIC Security is sold, the selling  securityholder  will recognize gain or loss equal to the difference  between the amount  realized on the sale and its adjusted  basis in the REMIC  Security.  The adjusted basis of a REMIC
Regular Security  generally will equal the cost of that REMIC Regular Security to that  securityholder,  increased by income  reported by the  securityholder with  respect  to  that  REMIC  Regular  Security,  including  original  issue discount  and market  discount  income,  and reduced,  but not below zero,  by distributions  on the REMIC Regular  Security  received by the  securityholder and  by  any  amortized  premium.  The  adjusted  basis  of a  REMIC  Residual
Security will be determined as described  under  "-Taxation of Owners of REMIC
Residual  Securities-Basis  Rules,  Net Losses and  Distributions."  Except as
described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular  Security that might  otherwise be capital  gain will be treated as  ordinary  income to the extent the gain does not  exceed  the  excess,  if any,  of (i) the  amount  that  would  have been includible in the seller's  income for the REMIC  Regular  Security had income accrued  thereon at a rate  equal to 110% of the  "applicable  federal  rate,"
which is  typically  a rate based on an average of current  yields on Treasury securities  having a maturity  comparable  to that of the  certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the REMIC  Regular  Security,  over (ii) the amount of ordinary income  actually  includible  in the  seller's  income  prior to the sale.  In addition,  gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular  Security at a market discount will be taxable as ordinary  income to the extent of any accrued and  previously  unrecognized market  discount that accrued during the period the  certificate was held. See
"-Taxation of Owners of REMIC Regular Securities- Market Discount."

      A portion  of any gain from the sale of a REMIC  Regular  Security  that might  otherwise  be capital  gain may be treated  as  ordinary  income to the extent  that the  certificate  is held as part of a  "conversion  transaction"
within  the  meaning  of  Section  1258  of  the  Internal   Revenue  Code.  A
conversion  transaction  generally  is one in which the taxpayer has taken two or more  positions in securities or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's return is attributable to the time  value of the  taxpayer's  net  investment  in the  transaction.  The
amount   of  gain  so   realized   in  a   conversion   transaction   that  is
recharacterized  as ordinary  income  generally  will not exceed the amount of interest that would have accrued on the  taxpayer's  net investment at 120% of the  appropriate  "applicable  Federal  rate,"  which  rate  is  computed  and published  monthly  by the  IRS,  at the  time the  taxpayer  enters  into the conversion  transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally,  a  taxpayer  may  elect  to have  net  capital  gain  taxed at ordinary  income rates rather than capital gains rates in order to include any net capital  gain in total net  investment  income for the taxable  year,  for purposes of the  limitation  on the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property  held for  investment  to a taxpayer's net investment income.

      If the seller of a REMIC Residual  Security  reacquires the certificate, any other residual  interest in a REMIC or any similar  interest in a "taxable mortgage  pool" (as defined in Section  7701(i) of the Internal  Revenue Code)
within  six  months of the date of the sale,  the sale will be  subject to the
"wash  sale"  rules of Section  1091 of the  Internal  Revenue  Code.  In that event,  any loss realized by the holders of REMIC  Residual  Securities on the sale will not be  deductible,  but  instead  will be added to the  holders  of
REMIC Residual Securities adjusted basis in the newly-acquired asset.

      Losses  on  the  sale  of a  REMIC  Residual  Security  in  excess  of a threshold  amount (which  amount could need to be  aggregated  with similar or previous  losses)  may  require  disclosure  of such loss on an IRS Form 8886.
Investors are  encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

      Recent Treasury  regulations directed at potentially abusive tax shelter activity appear to apply to transactions  not  conventionally  regarded as tax shelters.  The regulations  require taxpayers to report certain disclosures on
IRS Form 8886 if they  participate in a "reportable  transaction."  Organizers and sellers of the  transaction  are  required to maintain  records  including investor  lists  containing  identifying  information  and  to  furnish  those
records  to  the  IRS  upon  demand.   A  transaction  may  be  a  "reportable
transaction"  based upon any of several  indicia,  including  the existence of book-tax  differences common to financial  transactions,  one or more of which may be present with respect to your  investment in the  securities.  There are
significant   penalties   for   failure  to  comply   with  these   disclosure
requirements.  Investors in REMIC  Residual  Securities  should  consult their own tax advisers  concerning any possible  disclosure  obligation with respect to their  investment,  and  should  be  aware  that the  depositor  and  other participants  in the  transaction  intend to comply with such  disclosure  and investor list  maintenance  requirements  as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

      The Internal Revenue Code imposes a prohibited  transactions  tax, which is a tax on REMICs  equal to 100% of the net income  derived  from  prohibited transactions.  In  general,  subject  to  specified  exceptions  a  prohibited transaction  means the  disposition  of an item of  mortgage  collateral,  the receipt of income from a source other than an item of mortgage  collateral  or other  Permitted  Investments,  the receipt of compensation  for services,  or gain from the  disposition  of an asset  purchased  with the  payments  on the mortgage  collateral  for temporary  investment  pending  distribution  on the
REMIC  Securities.  It is not  anticipated  that any REMIC will  engage in any prohibited  transactions  in which it would recognize a material amount of net income.  In  addition,  some  contributions  to a REMIC  made after the day on which the REMIC issues all of its interests  could result in the imposition of a  contributions  tax,  which is a tax on the REMIC equal to 100% of the value of the  contributed  property.  Each pooling and servicing  agreement or trust agreement  will include  provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal  income tax at the highest  corporate rate on "net income from  foreclosure  property,"  determined  by reference to the rules  applicable  to real  estate  investment  trusts.  "Net  income from foreclosure  property"  generally  means  gain from the sale of a  foreclosure property  that  is  inventory  property  and  gross  income  from  foreclosure property other than qualifying  rents and other  qualifying  income for a real estate  investment  trust. It is not anticipated that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

      It is not  anticipated  that  any  material  state or  local  income  or franchise tax will be imposed on any REMIC.

      To  the  extent  permitted  by  then-applicable   laws,  any  prohibited
transactions  tax,  contributions  tax,  tax on "net income  from  foreclosure property"  or state or local  income or  franchise  tax that may be imposed on the REMIC will be borne by the related  master  servicer,  the  servicer,  the
REMIC  Administrator  or the  trustee  in  either  case out of its own  funds, provided  that the  master  servicer,  the  Certificate  Administrator  or the trustee,  as the case may be, has  sufficient  assets to do so,  and  provided further  that the tax  arises out of a breach of the  master  servicer's,  the servicer's,  the REMIC  Administrator's or the trustee's  obligations,  as the case may be,  under the  related  pooling  and  servicing  agreement  or trust agreement and relating to compliance  with  applicable  laws and  regulations.
Any  tax  not  borne  by  the  master  servicer,   the  servicer,   the  REMIC
administrator  or the  trustee  will  be  payable  out of  the  related  trust resulting  in a reduction in amounts  payable to holders of the related  REMIC
Securities.

Termination

      A  REMIC  will  terminate   immediately   after  the  distribution  date
following  receipt  by the  REMIC  of the  final  payment  from  the  mortgage collateral  or on a sale of the REMIC's  assets  following the adoption by the
REMIC of a plan of  complete  liquidation.  The last  distribution  on a REMIC
Regular  Security  will  be  treated  as a  payment  in  retirement  of a debt
instrument.   In  the  case  of  a  REMIC  Residual  Security,   if  the  last
distribution on the REMIC Residual Security is less than the  securityholder's adjusted basis in the  certificate,  the  securityholder  should be treated as realizing  a loss equal to the amount of the  difference,  and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

      Solely for  purposes of the  administrative  provisions  of the Internal
Revenue  Code, a REMIC will be treated as a  partnership  and holders of REMIC
Residual  Securities  will be treated as partners.  The master  servicer,  the servicer or the REMIC  Administrator,  as applicable,  will file REMIC federal income  tax  returns on behalf of the  related  REMIC and will act as the "tax matters  person" for the REMIC in all respects,  and may hold a nominal amount of REMIC Residual Securities.

      As the tax matters  person,  the master  servicer,  the  servicer or the
REMIC Administrator,  as applicable,  will have the authority to act on behalf of the REMIC and the holders of REMIC Residual  Securities in connection  with the administrative and judicial review of items of income,  deduction, gain or loss of the REMIC,  as well as the  REMIC's  classification.  Holders of REMIC
Residual  Securities  will be required to report the REMIC items  consistently with  their  treatment  on the  related  REMIC's  tax  return  and may in some circumstances be bound by a settlement  agreement between the master servicer, or the Certificate  Administrator,  as applicable,  as tax matters person, and the IRS concerning any REMIC item.

      Adjustments  made to the  REMIC  tax  return  may  require a holder of a
REMIC Residual Security to make  corresponding  adjustments on its return, and an audit of the REMIC's  tax  return,  or the  adjustments  resulting  from an audit,  could  result  in an audit of the  securityholder's  return.  No REMIC will be  registered  as a tax  shelter  under  Section  6111  of the  Internal
Revenue  Code  because  it is not  anticipated  that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any person that holds a REMIC  Residual  Security as a nominee for another  person may be required  to furnish  to the  related  REMIC,  in a manner to be  provided  in
Treasury  regulations,   the  name  and  address  of  that  person  and  other
information.

      Reporting of interest  income,  including any original  issue  discount, with respect to REMIC  Regular  Securities  is required  annually,  and may be
required  more  frequently  under  Treasury  regulations.   These  information
reports  are  required  to be sent to  individual  holders  of  REMIC  regular
Interests  and  the  IRS;  holders  of  REMIC  Regular   Securities  that  are
corporations,  trusts,  securities dealers and other  non-individuals  will be provided  interest and original  issue  discount  income  information  and the information  in the following  paragraph  upon request in accordance  with the requirements of the applicable  regulations.  The information must be provided by the  later  of 30  days  after  the  end  of  the  quarter  for  which  the information  was  requested,  or two weeks after the  receipt of the  request.
The REMIC must also  comply with rules  requiring  certain  information  to be
reported  to  the  IRS.   Reporting   with  respect  to  the  REMIC   Residual
Securities,  including  income,  excess  inclusions,  investment  expenses and relevant  information  regarding  qualification  of the REMIC's assets will be made as required  under the  Treasury  regulations,  typically  on a quarterly basis.

      As  applicable,  the REMIC  Regular  Security  information  reports will include a statement of the adjusted issue price of the REMIC Regular  Security at the  beginning  of each  accrual  period.  In  addition,  the reports  will include  information  required by  regulations  with respect to computing  the accrual of any market  discount.  Because exact  computation of the accrual of market  discount on a constant yield method requires  information  relating to the  holder's  purchase  price that the master  servicer,  or the  Certificate
Administrator,  as  applicable,  will not have, the  regulations  only require that  information  pertaining  to  the  appropriate  proportionate  method  of accruing  market  discount  be  provided.  See  "-Taxation  of Owners of REMIC
Regular Securities-Market Discount."

      The  responsibility  for complying  with the foregoing  reporting  rules will  be  borne  by the  master  servicer  or the  Certificate  Administrator.
Certificateholders  may request any  information  with  respect to the returns described in Section  1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master  servicer or  Certificate  Administrator,  as
applicable,   at  Residential  Funding   Corporation,   8400  Normandale  Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Securities

      Payments  of  interest  and  principal,  as well as payments of proceeds from the sale of REMIC Securities,  may be subject to the "backup  withholding tax"  under  Section  3406  of the  Internal  Revenue  Code if  recipients  of payments fail to furnish to the payor  certain  information,  including  their taxpayer  identification  numbers, or otherwise fail to establish an exemption from the tax.  Any amounts  deducted  and withheld  from a  distribution  to a recipient would be allowed as a credit against the recipient's  federal income tax.  Furthermore,  penalties  may be  imposed  by the IRS on a  recipient  of payments  that is  required to supply  information  but that does not do so in the proper manner.

Foreign Investors in REMIC Securities

      A holder of a REMIC Regular  Security that is not a United States person and is not  subject  to  federal  income  tax as a  result  of any  direct  or indirect  connection  to the United  States in addition to its  ownership of a
REMIC Regular  Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular  Security,  provided that the  holder  complies  to the extent  necessary  with  certain  identification requirements,  including delivery of a statement, signed by the securityholder under  penalties  of  perjury,  certifying  that the  securityholder  is not a
United   States   person   and   providing   the  name  and   address  of  the
securityholder;  this  statement is generally made on IRS Form W-8BEN and must be updated whenever required  information has changed or within three calendar years after the  statement  is first  delivered.  For these  purposes,  United
States  person  means  a  citizen  or  resident  of  the  United   States,   a
corporation,  partnership  or other entity  created or organized  in, or under the laws  of,  the  United  States,  any  state  thereof  or the  District  of
Columbia,  except,  in the case of a  partnership,  to the extent  provided in regulations,  provided that, for purposes  solely of the  restrictions  on the transfer of residual  interests,  no  partnership or other entity treated as a partnership  for United States federal income tax purposes shall be treated as a United  States  person  unless  all  persons  that own an  interest  in such partnership  either  directly or through any entity that is not a  corporation for United States  federal  income tax purposes are required by the applicable operating  agreement to be United States  persons or an estate whose income is subject to United States  federal  income tax  regardless of its source,  or a trust  if a court  within  the  United  States  is able  to  exercise  primary supervision  over  the  administration  of the  trust  and one or more  United
States persons have the authority to control all substantial  decisions of the trust.  To the  extent  prescribed  in  regulations  by the  Secretary  of the
Treasury,  which  regulations  have not yet been issued,  a trust which was in existence  on August  20,  1996  (other  than a trust  treated as owned by the grantor  under  subpart  E of  part  I of  subchapter  J of  chapter  1 of the
Internal  Revenue  Code),  and which was treated as a United  States person on
August 19,  1996,  may elect to  continue  to be  treated  as a United  States person  notwithstanding  the previous  sentence.  It is possible  that the IRS may assert that the foregoing  tax exemption  should not apply with respect to a REMIC Regular  Security held by a holder of a REMIC  Residual  Security that owns  directly or indirectly a 10% or greater  interest in the REMIC  Residual
Securities.  If the holder does not qualify for  exemption,  distributions  of interest,  including  distributions of accrued original issue discount, to the holder  may be subject to a tax rate of 30%,  subject to  reduction  under any applicable tax treaty.

      Special rules apply to partnerships,  estates and trusts, and in certain circumstances  certifications  as to foreign  status and other  matters may be required to be provided by partners and beneficiaries thereof.

      In  addition,  the  foregoing  rules  will not  apply to exempt a United
States  shareholder of a controlled  foreign  corporation from taxation on the
United States shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

      Further,  it appears that a REMIC Regular Security would not be included in the estate of a non-resident  alien  individual and would not be subject to
United States  estate taxes.  However,  securityholders  who are  non-resident alien  individuals  are  encouraged to consult  their tax advisors  concerning this question.

      Transfers of REMIC Residual  Securities to investors that are not United
States  persons will be  prohibited  under the related  pooling and  servicing agreement or trust agreement.

Non-REMIC Notes

      Status  as Real  Property  Loans.  Non-REMIC  Notes  held by a  domestic building  and loan  association  will not  constitute  "loans . . . secured by
an  interest   in  real   property"   within  the  meaning  of  Code   Section
7701(a)(19)(C)(v).  Non-REMIC  Notes held by a real  estate  investment  trust will not  constitute  real estate  assets  within the meaning of Code  Section
856(c)(5)(B).   Interest  on  notes  will  not  be  considered   "interest  on
obligations  secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B).

      Taxation of  Noteholders.  Non-REMIC  Notes generally will be subject to the same rules of  taxation  as REMIC  Regular  Securities  issued by a REMIC, except that (1) income  reportable on the notes is not required to be reported under the accrual  method unless the holder  otherwise uses the accrual method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC  Regular  Certificate  as ordinary  income is  inapplicable  to the notes.  See  "-Taxation of Owners of REMIC Regular  Securities"  and "-Matters
Relevant  to  Holders  of All  REMIC  Securities-Sales  of  REMIC  Securities"
above.  Also,  interest paid on a Non-REMIC note to a noteholder that is not a
United  States  Person will  normally  qualify for the  exception  from United
States  withholding  tax  described in  "-Matters  Relevant to Holders of All
REMIC  Securities-Foreign  Investors in REMIC  Securities"  above,  except, in addition to the  exceptions  noted in that  section,  where the recipient is a holder,  directly or by attribution,  of 10% or more of the capital or profits interest in the issuing entity.

      This opinion  letter is based on the facts and  circumstances  set forth in the base  prospectus  included  in the  Registration  Statement  and in the other  documents  reviewed  by us.  Our  opinion as to the  matters  set forth herein could change with respect to a  particular  series of  securities  as a result of  changes  in facts and  circumstances,  changes  in the terms of the documents  reviewed  by us,  or  changes  in the law  subsequent  to the  date hereof. As the Registration  Statement  contemplates series of securities with numerous  different  characteristics,  the particular  characteristics of each series of securities  must be considered in determining the  applicability  of this opinion to a particular series of securities.

      In rendering  the  foregoing  opinions,  we express no opinion as to the laws of any jurisdiction  other than the federal income tax laws of the United
States of America.

      We hereby  consent to the filing of this opinion letter as an exhibit to the  Registration  Statement and to the use of our name wherever  appearing in the  Registration  Statement and the base  prospectus  contained  therein.  In giving such  consent,  we do not consider  that we are  "experts",  within the meaning  of the term as used in the Act or the  rules and  regulations  of the
Commission  issued  thereunder,  with respect to any part of the  Registration
Statement, including this opinion letter as an exhibit or otherwise.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP